Exhibit 99.2


                                     Pfizer Inc
                                     235 East 42nd Street
                                     New York, NY 10017
[PFIZER LOGO]                        www.pfizer.com
                                     --------------------
                                     Jeffrey B. Kindler
                                     Chairman and CEO


Dear Colleagues,

Today we are announcing that Pfizer has agreed to acquire Wyeth. With this combination, we are creating the world's premier biopharmaceutical company -- one that is uniquely positioned to promote health and wellness and to respond more effectively to unmet medical needs of patients around the world.

Our company will be one of the most diversified companies in the global health care industry -- offering patients a range of treatments for every stage of life, from prenatal vitamins, to baby formula, to vaccinations, to over-the-counter products, to therapies for pain, cancer and Alzheimer's disease. We will be a leader in human health, animal health, consumer health, primary care, specialty care, vaccines, biologics, small molecules and more; and our geographic position in most of the world's developed and emerging countries will be unrivaled.

The combined company will benefit from strong business diversification and flexibility. And we will harness the advantages of our unique business model, combining the spirit of small, agile enterprises with the power and scale of a global organization.

Over the past two years, you have done the hard work of reshaping our company to the point where this transformational step is possible. We have set forth on Our Path Forward and built a much stronger company, even as we have delivered on our commitments in an extremely dynamic, competitive and challenging environment.

Thanks to you, we have established that Pfizer is a company that keeps its promises.

o Over the past two years, we said we would maximize our revenues - and we have, meeting our revenue and earnings commitments, despite significant losses of exclusivity on medicines that represented more than $3 billion in revenue. Our dedicated colleagues around the world have produced outstanding results despite intense competition and a very challenging operating environment.

o We said we would manage our costs - and thanks to your hard work we have. We've established a lower, more flexible cost base and instilled a strong culture of productivity across every part of our company.

o We said we would improve R&D productivity -- and we have, expanding our Phase III pipeline by almost 60 percent and by focusing our investments on high priority areas like Alzheimer's disease, diabetes, inflammation and immunology, oncology, pain and psychosis.

o     We said we would find new opportunities for established products and in
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      emerging markets -- and we have, quickly advancing opportunities in these high-growth segments.

o We said we would create smaller, more accountable operating units -- and we have, by creating the Biotherapeutics and Bioinnovation Center, by reorganizing Worldwide Research into smaller, more focused units led by chief scientific officers and by creating six global business units, each one empowered to meet the needs of distinct groups of patients and other customers and each one fully accountable for its results.

o We said we would strengthen our culture -- and we have, by significantly reducing unnecessary committees and layers of bureaucracy, by providing more opportunities for individual growth and by insisting on openness and personal accountability.

With this essential foundation in place, the combination with Wyeth meaningfully advances each of the priorities that we have set out in Our Path Forward. The people of Wyeth have built an outstanding company that is highly complementary to ours. Headquartered in Madison, New Jersey, Wyeth's focus on patients and on innovation has made it one of the world's largest research-based biopharmaceutical and health care products companies, selling products in more than 145 countries and generating sales of $22.4 billion in 2007.

By combining our people, products and scientific capabilities with those of Wyeth, we will substantially increase our presence in important technologies such as biologics and vaccines; increase our opportunities in "invest to win" disease areas; strengthen our scientific, manufacturing and pharmaceutical science capabilities; and drive commercial innovation.

For patients today, the combined company will offer a broad portfolio of health care solutions and treatments, including a diverse portfolio with 17 products that each generate more than $1 billion in annual revenue. We will lead in important therapeutic areas such as cardiovascular health, oncology, women's health, the central nervous system and infectious diseases. This acquisition will strengthen our animal health business, add strong consumer and nutritional businesses, and make us the second-largest specialty care provider. For patients tomorrow, the new company will have more resources to invest in research and development than any other biopharmaceutical company, as well as access to all leading scientific technology platforms, including vaccines, small and large molecules, and nutritional and consumer products. For patients everywhere, the combined company will offer a wide range of health care options.

The combination will also position us to provide improved, consistent and stable growth of future revenue and earnings based on a broad and diversified portfolio of product offerings. Within three years, we expect that approximately 30 percent of our revenues will be generated by businesses outside of small-molecule pharmaceuticals. And in 2012, no drug will account for more than 10 percent of the combined company's revenue.
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Pfizer has learned a great deal from previous acquisitions -- about both what went well and what should have been done better. Those lessons will guide us going forward. One of the most important lessons we learned is that integrating two companies is not easy. There will be opportunities for employees of both Pfizer and Wyeth to grow in the new organization, but there will also be job reductions as we combine two large organizations. As we move toward closing this transaction, we will work hard to retain the best talent, technologies and projects from both companies. We will make decisions quickly and communicate them quickly. Most importantly, we remain committed to treating all colleagues fairly and with respect.

It's important to note that the two companies must continue to operate as separate companies until the transaction closes during the second half of this year. It is crucial that we all remain focused on running Pfizer's day-to-day business and on delivering on our 2009 commitments.


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Below are links to communcations related to today's announcement:

o     Press Release

o     Introductory Video with Jeff Kindler and Wyeth Chairman and CEO
      Bernard Poussot

o     Q&A

o     'Creating the World's Premier Biopharmaceutical Company' Card

o     Transaction Web Site

o     Global Town Hall Webcast Instructions

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I know you have many questions about this transaction. I've asked Wyeth Chairman and CEO Bernard Poussot to join us to answer your questions in a Global Town
Hall webcast today at 12:00 p.m. Eastern Standard Time. (Click here for details on accessing the webcast and on how to submit a question.) We will archive this event on PfizerWorld, but I hope you will tune in live if you can.


This is an exciting time for two great companies. Thanks for all you have done to prepare us for this opportunity.

Sincerely,

/s/ Jeff



Forward Looking Statements

This letter includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Pfizer and Wyeth, including future financial and operating
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results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Pfizer's and Wyeth's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Pfizer and Wyeth will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the failure of Wyeth stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Pfizer's and Wyeth's ability to accurately predict future market conditions; dependence on the effectiveness of Pfizer's and Wyeth's patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Pfizer's 2007 Annual Report on Form 10-K, Wyeth's 2007 Annual Report on Form 10-K and each company's other filings with the Securities and Exchange Commission (the "SEC") available at the SEC's Internet site (http://www.sec.gov).

Additional Information

In connection with the proposed merger, Pfizer will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Wyeth that also constitutes a prospectus of Pfizer. Wyeth will mail the proxy statement/prospectus to its stockholders. Pfizer and Wyeth urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from Pfizer's website, www.pfizer.com, under the tab "Investors" and then under the tab "SEC Filings". You may also obtain these documents, free of charge, from Wyeth's website, www.wyeth.com, under the heading "Investor Relations" and then under the tab "Financial Reports/SEC Filings".
Pfizer, Wyeth and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Wyeth stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Wyeth stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Pfizer's executive officers and directors in its definitive proxy statement filed with the SEC on March 14, 2008. You can find information about Wyeth's executive officers and directors in its definitive proxy
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statement filed with the SEC on March 14, 2008. You can obtain free copies of these documents from Pfizer and Wyeth using the contact information above.